UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2013

PARKER DRILLING COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	1-7573	73-0618660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Greenway Plaza, Suite 100, Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 406-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2013, the Board of Directors of Parker Drilling Company (the “Company”) elected Peter C. Wallace as a Class III member of the Company’s Board of Directors (the “Board”), with a term expiring at the annual meeting of stockholders to be held in 2014. In addition, the Board appointed Mr. Wallace as a member of the Compensation Committee of the Board. There is no arrangement or understanding between Mr. Wallace and any other persons pursuant to which he was elected as a director.

Mr. Wallace, age 59, served as president and chief executive officer for Robbins & Myers, Inc., an international supplier of equipment and systems to the energy and chemicals sectors, from 2004 to 2013, when the company was acquired by National Oilwell Varco. From 2001 to 2004, Mr. Wallace served as president and chief executive officer for IMI Norgren Group, a world leader in motion and fluid control technologies. From 1998 to 2001, Mr. Wallace served as president and chief operating officer for Rexnord Corporation, a leading company in the design, manufacturing, and servicing of highly engineered mechanical components used in numerous industries and end markets. Prior to 1998, Mr. Wallace served in various other management and senior leadership roles throughout his 25-year career with Rexnord Corporation.

Mr. Wallace has served on the board of Applied Industrial Technologies, a leading North American distributor of industrial products and services, since 2005. He has served on the board of directors for Rogers Corporation, a technology leader in power electronics, advanced foams for cushioning and protective sealing, and high-frequency printed circuit materials, since 2010 and is a member of that board’s Compensation and Organization Committee and the chairman of its Nominating and Governance Committee. Mr. Wallace holds an MBA from the University of Wisconsin and a Bachelor of Science in Mechanical Engineering from Cornell University.

As a former chief executive officer of several public companies, the Board believes Mr. Wallace brings significant business expertise, including extensive knowledge of the energy value chain, the energy industry in general and the risks faced by companies operating in that industry. The Board also believes that as a director of multiple public companies, Mr. Wallace brings valuable insights into a wide range of challenges that public companies face.

Upon his appointment, Mr. Wallace was granted 11,347 restricted stock units pursuant to the Company’s 2010 Long Term Incentive Plan, all of which will vest on the one-year anniversary date of the award. Mr. Wallace will be entitled to the same annual compensation as the registrant’s other nonemployee directors who also serve on the Compensation Committee. See the information under “Director Compensation” on page 19 of the registrant’s proxy statement dated March 27, 2013, for additional information.

A copy of the Company’s press release announcing the appointment of Mr. Wallace to the Board of Directors is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press release dated October 22, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER DRILLING COMPANY
Dated: October 22, 2013

	By:	/s/ Jon-Al Duplantier
Jon-Al Duplantier
Senior Vice President, Chief Administrative Officer and General Counsel